EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos 333-89317, 333-86809, 333-89319, 333-106603 on Form S-3 and Registration Statement Nos 33-51744, 33-65239, 333-12189, 333-62187, 333-84219, 333-38884, 333-68760, 333-68762, 333-110948, 333-100254, 333-100255 on Form S-8 of our report on the consolidated financial statements and financial statement schedule of MSC.Software Corporation and subsidiaries (the “Company”) dated April 14, 2006 (which report expresses an unqualified opinion and includes explanatory paragraphs relating to the Company’s adoption of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets effective January 1, 2002 and the restatement of the 2002 consolidated financial statements) and of our report on internal control over financial reporting of MSC.Software Corporation dated April 14, 2006 (which report disclaimed an opinion on management’s assessment of the effectiveness of the Company’s internal control over financial reporting and expressed an adverse opinion on the effectiveness of the Company’s internal control over financial reporting because of material weaknesses and the scope limitation) appearing in this Annual Report on Form 10-K of MSC.Software Corporation for the year ended December 31, 2004.

DELOITTE & TOUCHE LLP

Costa Mesa, California

April 14, 2006